Exhibit 3.2

BYLAWS
OF
FIRST NORTHWEST BANCORP

ARTICLE I

Principal Office

SECTION 1.         Principal Office.  The principal office and place of business of the corporation in the state of Washington shall be located in the City of Port Angeles, Clallam County.

SECTION 2.          Other Offices.  The corporation may have such other offices as the Board of Directors may designate or the business of the corporation may require from time to time.

ARTICLE II

Shareholders

SECTION 1.          Place of Meetings.  All annual and special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or outside the State of Washington as the Board of Directors may determine.

SECTION 2.          Annual Meeting.  A meeting of the shareholders of the corporation for the election of directors and for the transaction of any other business of the corporation shall be held at a date and time as the Board of Directors may determine.

SECTION 3.         Special Meetings.  Special meetings of the shareholders for any purpose or purposes shall be called in accordance with the procedures set forth in the Articles of Incorporation. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

SECTION 4.          Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these Bylaws.  The Board of Directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

SECTION 5.         Notice of Meeting. Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, stating the place, date and time of the meeting and, in the case of a special meeting of shareholders, a description of the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the chairman of the board, the vice chairman of the board, the president, or the secretary calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 23B.12.020 of the Revised Code of Washington or any successor statutory provision, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date.  If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  When any shareholders’ meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the date, time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

First Northwest Bancorp Bylaws	Page 1 of 11	November 20, 2012

SECTION 6.          Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date in any case shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which the first notice of the meeting is delivered or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date is fixed for the original meeting.

SECTION 7.         Voting Lists.  At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  This list of shareholders shall be kept on file at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held and shall be subject to inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney at any time during regular business hours and at the shareholder’s expense, for a period of 10 days prior to such meeting.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney at any time during the meeting or any adjournment.  The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this Bylaw shall not affect the validity of any action taken at the meeting.

SECTION 8.          Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a quorum is present or represented at a meeting, a majority of those present or represented may transact any business which comes before the meeting, unless a greater percentage is required by law, the Articles of Incorporation, or these Bylaws.  If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

SECTION 9.          Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact or by any other means of voting by proxy permitted under the Washington Business Corporation Act (or any successor law), including, without limitation, via electronic transmission.  Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by the proxy committee or a majority of the Board of Directors.  All proxies shall be filed with the secretary of the corporation before or at the commencement of meetings.  An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment.  An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest.

First Northwest Bancorp Bylaws	Page 2 of 11	November 20, 2012

SECTION 10.       Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  A certified copy of a resolution adopted by such directors shall be conclusive as to their action.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 11.       Voting.  Every holder of outstanding shares of capital stock of the corporation entitled to vote at any meeting shall be entitled to the number of votes (if any) as set forth in the Articles of Incorporation.  Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, if a quorum exists, any action, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the group opposing the action.  In any election of directors the candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

SECTION 12.       Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

ARTICLE III

Board of Directors

SECTION 1.         General Powers.  All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.  The Board of Directors shall annually elect a chairman of the board and a vice-chairman from among its members and shall designate, when present, either the chairman of the board or the vice-chairman  to preside at its meetings.

First Northwest Bancorp Bylaws	Page 3 of 11	November 20, 2012

SECTION 2.          Chairman and Vice-Chairman.

(a)            Board Chairman. The chairman of the board shall be nominated and elected in accordance with the following procedure: At least thirty (30) days before the regularly scheduled board meeting immediately preceding the annual organizational meeting, the then chairman or the board shall appoint a three (3) member board chairman nominating committee composed of two outside directors and the president. The board chairman nominating committee shall make a report recommending a nominee or nominees at the regular board meeting immediately preceding the annual organizational meeting; other nominations may be made by board members at said meeting; the chairman shall be elected at the annual organizational meeting from among the nominees so designated. The term of office of the chairman of the board shall be three (3) years, or until the chairman’s successor is elected and qualified.

(b)           Board Vice-Chairman. Following election of the chairman of the board, the chairman of the board shall nominate one or more candidates from the board of directors for the position of vice-chairman. The vice-chairman shall be an outside director of the corporation, and the nominee or nominees of the chairman shall be from among the outside directors. The vice-chairman shall be elected at the annual organizational meeting from among the nominees so designated. The office of vice-chairman of the board shall be rotated among the outside directors of the corporation, and no person shall serve consecutive terms as vice-chairman, unless the full Board of Directors approves the nomination as being in the best interest of the Bank based upon specific findings that the nominee possesses expertise vital to the proper functioning of the Board by confidential ballot. Any such approval shall require the vote of a 75% majority of the Board members other than the proposed nominee.

               The vice-chairman shall communicate regularly with the chairman of the board and the chief executive officer of the corporation, so as to be fully advised of the business of the corporation and remain adequately prepared to succeed to the duties of the chairman if events so require. The vice-chairman of the board shall perform all duties of the chairman of the board in the event the office of chairman of the board shall become vacant during the term of the chairman due to death or disability beyond fourteen (14) days, or if the chairman of the board is otherwise unavailable to perform necessary duties of the office. The vice-chairman of the board shall continue to perform such duties and serve in all respects as board chairman until such time as a new chairman of the board is elected. The vice-chairman of the board shall perform such additional duties as may be requested of the office by the chairman of the board.

SECTION 3.          Number, Term and Election.  Subject to the limitations on the number of directors set forth in the Articles of Incorporation, the number of directors of the corporation shall be fixed from time to time exclusively by resolution adopted by the Board of Directors.  Except for the initial directors (or their successors) serving prior to the first annual meeting of shareholders of the corporation and any directors elected by the holders of one or more series of preferred stock, voting separately as a class, the terms of the corporation’s directors shall be staggered in accordance with the provisions of the corporation’s Articles of Incorporation.  Directors shall be elected by ballot each year at the annual meeting of shareholders.

SECTION 4.          Regular and Special Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution.

Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors.  The persons authorized to call special meetings of the Board of Directors may fix any place, within or outside the State of Washington, as the place for holding any special meeting of the Board of Directors called by such persons.

First Northwest Bancorp Bylaws	Page 4 of 11	November 20, 2012

Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 5.         Notice of Special Meetings.  Notice in writing or by electronic transmission, in either case in accordance with Section 23B.01.410 of the Revised Code of Washington, of the date, time and place of any special meeting shall be given to each director at least two days prior thereto delivered personally, by electronic transmission (provided that the director has consented to receive an electronically transmitted notice either (i) in the form of a record and has designated in the consent the address, location or system to which such notice may be electronically transmitted or (ii) by any other means permitted under Section 23B.01.410 of the Revised Code of Washington) or by facsimile or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  If mailed to the address at which the director is most likely to be reached, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action approved at the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6.          Quorum.  A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 4 of this Article III.

SECTION 7.          Manner of Acting.  The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by the Articles of Incorporation or these Bylaws.

SECTION 8.          Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if one or more consents describing the action so taken are executed by each director either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, which consents are set forth either (a) in an executed record or (b) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

SECTION 9.         Resignation.  Any director may resign at any time by delivering notice in the form of an executed resignation to the Board of Directors, the chairman of the board, the president or the secretary.  A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.  More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

SECTION 10.       Vacancies.  Vacancies occurring in the Board of Directors may be filled only in accordance with the procedures set forth in the Articles of Incorporation.

First Northwest Bancorp Bylaws	Page 5 of 11	November 20, 2012

SECTION 11.       Compensation.  A director may receive, by the affirmative vote of a majority of all the directors, reasonable compensation for (i) attendance at meetings of the Board of Directors; (ii) a retainer for services as a director (iii) service as an officer of the corporation, provided his duties as officer require and receive his regular and faithful attendance at the corporation; and (iv) service as a member of a committee of the Board of Directors; provided, however, that a director receiving compensation for services as an officer pursuant to (iii) shall not receive any additional compensation for service under (i) (ii) and (iv).  Attendance fees shall be paid whether the meetings are attended in person or via teleconference.

SECTION 12.       Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which corporate action is approved shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting; (b) the director’s dissent or abstention as to the action is entered in the minutes of the meeting; or (c) the director delivers notice of the director’s dissent or abstention as to the action to the presiding officer of the meeting before adjournment or to the corporation within a reasonable time after adjournment of the meeting.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 13.       Performance of Duties.  A director shall perform his or her duties as a director, including the duties as a member or any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  In performing such duties, a director shall be entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by:  (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or (iii) a committee of the board upon which he or she does not serve, which committee the director reasonably believes to merit confidence.  However, a director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

SECTION 14.       Additional Qualifications.  Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the corporation, excluding any shares that the director has received pursuant to the corporation’s benefit programs.  A person shall not be a director of the corporation if that individual:  (i) is not a resident of the United States; (ii) has been adjudicated a bankrupt or has taken the benefit of any insolvency law or has made a general assignment for the benefit of creditors; (iii) has suffered a judgment for a sum of money which has remained unsatisfied after all legal proceedings have been of record or unsecured on appeal for a period of more than three months;(iv) if he or she is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty against whom a banking agency has, within the past ten (1)) year, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and subject to appeal; or (v) is a director of a bank, trust company, national banking association, a majority of the Board of Directors of which are directors of this corporation.

SECTION 15.       Mandatory Retirement. A mandatory retirement from the Board of Directors shall, except in the exceptional circumstances herein described, be required at the age of seventy-five (75) years. A member of the Board of Directors may continue a term beyond age seventy-five (75) until the next annual meeting and may thereafter be nominated for additional terms of office, not to exceed one year, beyond age seventy-five (75) subject to the following requirements: (a) the Board of Directors’ nominating committee must include a recommendation that an individual who is over the age of seventy-five (75) be nominated to continue to serve on the Board of Directors; and (b) the full Board of Directors must also approve the nomination as being in the best interest of the corporation based upon specific findings that the nominee possesses expertise vital to the proper functioning of the board by confidential ballot. Any such approval shall require the vote of a 75% majority of the board members other than the proposed nominee. Following approval of such nomination by the board, any such individual shall be subject to election at the annual meeting in accordance with the Bylaws of the corporation. In no event shall a board member serve beyond the term during which they reach eighty (80) years of age.

First Northwest Bancorp Bylaws	Page 6 of 11	November 20, 2012

ARTICLE IV

Committees of the Board of Directors

SECTION 1.         Appointment.  The Board of Directors may, by resolution adopted by a majority of the full board, create one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors.  All committee members are to be appointed by the chairman of the board.  Among the committees created by the Board of Directors, one committee will be established as the executive committee, consisting of three (3) directors, which committee shall act on behalf of the Board of Directors with respect to specifically delegated functions authorized by law.

SECTION 2.         Authority.  Any committee created by the Board of Directors shall have all the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the Board of Directors; and except also that no committee shall have the authority of the Board of Directors to:  approve a distribution except according to a general formula or method prescribed by the Board of Directors; approve or propose to shareholders a corporate action that the Washington Business Corporation Act requires be approved by shareholders; fill vacancies on the Board of Directors or on any of its committee; amend the corporation’s Articles of Incorporation in a manner that does not require shareholder approval or amend these Bylaws; approve a plan of merger not requiring shareholder approval; or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

SECTION 3.         Tenure.  Subject to the provisions of Section 8 of this Article IV, each member of a committee shall hold office until his or her successor is appointed by the Board of Directors.

SECTION 4.        Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of any committee shall be at such times and places as are determined by the Board of Directors, or by any such committee.  Special meetings of any such committee may be held at the principal executive office of the corporation, or at any place which has been designated from time to time by resolution of such committee or by consent of all members thereof, and may be called by any member thereof upon notice stating the place, date, and hour of the meeting, which notice shall be given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors in Article III, Section 4, or waived in the manner provided in Article III, Section 5.

Any or all members of a committee may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all members participating can hear each other during the meeting.  A committee member participating in a meeting by this means is deemed to be present in person at the meeting

SECTION 5.         Quorum.  A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

First Northwest Bancorp Bylaws	Page 7 of 11	November 20, 2012

SECTION 6.         Action Without a Meeting.  Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if one or more consents setting forth the action so taken are executed by each member of the committee either before or after the action becomes effective, and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which consent is set forth either (a) in an executed record or (b) if the corporation has designated an address, location, or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted record.

SECTION 7.          Vacancies.  Any vacancy in a committee may be filled by the chairman of the board as soon as practicable.  In the event that the chairman does not appoint any vacancy in the committee as soon as practicable, any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

SECTION 8.          Resignations and Removal.  Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors.  Any member of a committee may resign from the committee at any time by delivering notice in the form of an executed resignation to the Board of Directors, the chairman of the board, the president or the secretary.  A notice of resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.

SECTION 9.         Procedure.  Unless the Board of Directors otherwise provides, each committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws or with any charter adopted by the Board of Directors for the committee.  The committee shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

ARTICLE V

Officers

SECTION 1.          Positions.  The officers of the corporation shall include a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may also designate the chairman of the board as an officer.  The president shall be the chief executive officer unless the Board of Directors determines otherwise.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president.  The Board of Directors may also elect or authorize the appointment of such other officers as the business of the corporation may require.  The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.         Election and Term of Office.  The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The Board of Directors may authorize the corporation to enter into an employment contract with any officer in accordance with applicable law.  Any officer of the corporation who also serves as a director of the corporation, shall resign as a director effective with such resignation, removal, disqualification or otherwise, as an officer of the corporation.

SECTION 3.         Removal.  Any officer may be removed by vote of two-thirds of the full Board of Directors, and any officer other than the president may be removed by the president, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

First Northwest Bancorp Bylaws	Page 8 of 11	November 20, 2012

SECTION 4.         Vacancies.  At the recommendation and nomination of the president, a vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.         Remuneration.  The remuneration of the officers shall be fixed from time to time by the Board of Directors giving due regard to the recommendations of the president and no officer shall be prevented from receiving such remuneration by reason of the fact that he is also a director of the corporation.

SECTION 6.         Secretary. The secretary shall prepare and maintain full and correct records of all meeting of the shareholders and of the board.  The secretary shall promptly inform the Board of Governors of the Federal Reserve System in writing of any change in the address of the office of the corporation or the location of its principal records.  He or she shall perform such other duties as he or she may be directed to perform by resolution of the board not inconsistent with state law, regulations and these Bylaws.

The board may appoint one or more assistant secretaries, and may authorize them, under the direction of the secretary of the corporation, to perform any of the duties entrusted to, and delegated by, the secretary.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.         Contracts.  Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.

SECTION 2.         Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.          Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness in the name of the corporation shall be signed by one or more officer, employee, or agent of the corporation in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4.         Deposits.  All funds of the corporation not otherwise employed shall be deposits from time to time to the credit of the corporation in any of its duly authorized depositories as the Board of Directors may select.

SECTION 5.         Contracts with Directors and Officers. To the fullest extent authorized by and in conformance with Washington law, the corporation may enter into contracts with and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, employees and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, or otherwise, as freely as though such interest did not exist, except that no loans shall be made by the corporation secured by its shares, other than a loan made by the corporation to a tax-qualified employee stock ownership plan of the corporation or any of its affiliates.  In the absence of fraud, the fact that any director, officer, employee, shareholder, or any corporation, association, firm or other entity of which any director, officer, employee or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, employee or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (i) the vote of a majority of the Board of Directors excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or (iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote.  All loans to officers and directors shall be subject to Federal and state laws and regulations.  Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

First Northwest Bancorp Bylaws	Page 9 of 11	November 20, 2012

SECTION 6.         Shares of Another Corporation.   Shares of another corporation held by this corporation may be voted by the president or any vice president, or by proxy appointment form by either of them, unless the directors by resolution shall designate some other person to vote the shares.

ARTICLE VII

Shares of Capital Stock and Their Transfer

SECTION 1.         Certificates for Shares and Uncertificated Shares.  Certificates representing shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors and consistent with applicable law.  Such certificates shall be signed by the chief executive officer, the president, any vice president or by any other officer of the corporation authorized by the Board of Directors, attested by the secretary or an assistant secretary.  The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees.  Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.  Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificates until such certificate is surrendered to the corporation. In addition, notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by, or in the name of the corporation as set forth above, certifying the number of shares owned by such stockholder in the corporation.

SECTION 2.          Transfer of Shares.  Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, by the secretary or assistant secretary of the corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

First Northwest Bancorp Bylaws	Page 10 of 11	November 20, 2012

SECTION 3.          Certification of Beneficial Ownership.  The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  Upon receipt by the corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

        SECTION 4.          Lost Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the corporation shall end on the last day of June of each year.  The corporation shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE IX

Dividends

Subject to the terms of the corporation’s Articles of Incorporation and the laws of the State of Washington, the Board of Directors may, from time to time, declare, and the corporation may pay, dividends upon its outstanding shares of capital stock.

ARTICLE X

Amendments

In accordance with the corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the corporation only by vote of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).  In addition, the Board of Directors may repeal, alter, amend or rescind these Bylaws by vote of a majority of the Board of Directors.

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Amended this 20th day of November, 2012.

First Northwest Bancorp Bylaws	Page 11 of 11	November 20, 2012